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                                                               EXHIBIT 10.14





















                         TRUST DISTRIBUTION PROCESS

                       Annex A to the Trust Agreement

                              TABLE OF CONTENTS

                                                                         Page

A.       Overview . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

B.       The Claim Procedure  . . . . . . . . . . . . . . . . . . . . .    3
         1.      Submitting a Claim . . . . . . . . . . . . . . . . . .    3
         2.      Expedited Review Option  . . . . . . . . . . . . . . .    4
         3.      Ordering of Claims for Processing  . . . . . . . . . .    5
         4.      Initial Evaluation of Claims . . . . . . . . . . . . .    6
         5.      Further Claims Processing  . . . . . . . . . . . . . .    7
         6.      Second (Malignant) Injury Claims . . . . . . . . . . .    8
         7.      Audit Procedures . . . . . . . . . . . . . . . . . . .    8
         8.      Exigent Health and Extreme Hardship Claims . . . . . .    9
         9.      Withdrawal of Claims . . . . . . . . . . . . . . . . .   10

C.       ADR Procedures . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.      Mediation  . . . . . . . . . . . . . . . . . . . . . .   10
         2.      Arbitration  . . . . . . . . . . . . . . . . . . . . .   11
         3.      Location for ADR Procedures  . . . . . . . . . . . . .   13

D.       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         1.      Mandatory Settlement Conference  . . . . . . . . . . .   14
         2.      Procedural Rules . . . . . . . . . . . . . . . . . . .   15

E.       Funds for Payment of Claims  . . . . . . . . . . . . . . . . .   17
         1.      Fund I . . . . . . . . . . . . . . . . . . . . . . . .   19
                 a.       Commencement of Payments  . . . . . . . . . .   19
                 b.       Distributable Amount  . . . . . . . . . . . .   19
                 c.       Distribution of Remaining Balance . . . . . .   20
         2.      Fund II  . . . . . . . . . . . . . . . . . . . . . . .   20
                 a.       Commencement of Payments  . . . . . . . . . .   20
                 b.       Distributable Amount  . . . . . . . . . . . .   21
                 c.       Distribution of Remaining Balance . . . . . .   21
         3.      Fund III . . . . . . . . . . . . . . . . . . . . . . .   21
                 a.       Commencement of Payments  . . . . . . . . . .   21
                 b.       Distributable Amount  . . . . . . . . . . . .   21
                 c.       Distribution of Remaining Balance . . . . . .   22
         4.      Determination of Distributable Amount for Each
                 Fund . . . . . . . . . . . . . . . . . . . . . . . . .   22

F.       Order, Timing and Limitations on Payments of Claims  . . . . .   22
         1.      Eligibility for Payment  . . . . . . . . . . . . . . .   22
         2.      Order of Payment . . . . . . . . . . . . . . . . . . .   23

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         3.      Terms of Payment . . . . . . . . . . . . . . . . . . .   25
                 a.       Claims Resolved Outside the Tort System . . .   25
                 b.       Claims Resolved in the Tort System  . . . . .   25
         4.      Deferral of Payments . . . . . . . . . . . . . . . . .   26
         5.      Limitation on Payment of Claims  . . . . . . . . . . .   27

G.       All Claims Resolved Pursuant to the Trust Distribution
         Process  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

H.       Defendant Class Member Procedures  . . . . . . . . . . . . . .   27
         1.      Claims Liquidated Before Judgment Against
                 Defendant Class Members  . . . . . . . . . . . . . . .   29
                 a.       Calculation of Set-Off Amount . . . . . . . .   29
                 b.       Status of the Trust at Trial  . . . . . . . .   30
                 c.       Discovery and Informational Issues  . . . . .   31
         2.      Claims Not Liquidated When Verdict or Judgment
                 Obtained Against Defendant Class Members . . . . . . .   31
                 a.       Effect of Verdict or Judgment . . . . . . . .   31
                 b.       Retention of Several Liability Claim  . . . .   32
                 c.       Payment of Verdict or Judgment  . . . . . . .   32
         3.      Tort System Claims Against the Trust . . . . . . . . .   33
         4.      Litigation Between Defendant Class Members and
                 Settlement Class Members . . . . . . . . . . . . . . .   34
         5.      Pursuit of Third Party Claims  . . . . . . . . . . . .   35
                 a.       Defendant Class Member to Stand in
                          Settlement Class Members' Stead . . . . . . .   35
                 b.       Resolution of Claims  . . . . . . . . . . . .   36
                 c.       Processing and Payment of Claims  . . . . . .   37
                 d.       Multiple Claims or Multiple Third Party
                          Claims  . . . . . . . . . . . . . . . . . . .   37
         6.      Cooperation for Court Approvals  . . . . . . . . . . .   40
         7.      No Modification Without Consent  . . . . . . . . . . .   40

I.       Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . .   41

J.       Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .   41

APPENDIX 1 TO THE TRUST DISTRIBUTION PROCESS  . . . . . . . . . . . .    A-1

SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1





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                         TRUST DISTRIBUTION PROCESS

                       Annex A to the Trust Agreement


                 This Trust Distribution Process creates the procedures for submitting, processing and paying Class Member Claims and Third Party

Claims.  Capitalized terms used in this Trust Distribution Process are defined herein or in the Glossary.

A.       Overview.

                 The primary goal of the Trust is fair and equitable

treatment for all Beneficiaries consistent with Trust resources.  This Trust

Distribution Process furthers that goal by establishing procedures that are intended to process and evaluate Class Member Claims of Beneficiaries impartially, pay all Class Member Claims over time, and maintain reasonable reserves for any Class Member Claims in excess of projections.  The Trustees shall implement and administer this Trust Distribution Process in accordance with their duties under the Trust Agreement.



                 The claims resolution process begins with a proof of claim.

The Trust then makes a determination whether the claim meets the criteria for any of the five Scheduled Diseases:  Mesothelioma, Lung Cancer, Other

Cancer, Asbestos Lung Disease I ("ALD-1") and Asbestos Lung Disease II

("ALD-2").  If the claim meets the criteria for a Scheduled Disease, it will be evaluated based on factors that have significance in the resolution of similar claims by settlement or trial, including but not limited to the factors set forth in Schedule A hereto.  If the claim does not meet the

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criteria for one of the Scheduled Diseases, the Trust will evaluate whether it nonetheless asserts a compensable claim for an asbestos-related injury.

                 After evaluation, the Trust will make a good faith

settlement offer or advise the Beneficiary of the reasons for rejecting the claim.  The Beneficiary may either accept or reject that offer or negotiate further with the Trust.  If the Beneficiary rejects the Trust's offer, he or she may submit supplemental information to the Trust and have his or her claim reevaluated by the Trust and/or negotiate further with the Trust.  If negotiation with the Trust fails, the Beneficiary shall, if he or she wishes to pursue the claim, proceed to mediation and then to binding or nonbinding arbitration.  Beneficiaries may bring an action against the Trust in the tort system only after they have participated in good faith in both mediation and nonbinding arbitration and have rejected the award in a nonbinding arbitration.

                 Beneficiaries must also appear at a mandatory settlement

conference under the auspices of the Court before proceeding to the tort system.  If a Beneficiary rejects settlement following the settlement conference, he or she may elect immediate binding arbitration or exit to the tort system.  No punitive damages, pre-judgment or post-judgment interest,

damages for risk of cancer, or compensatory damages beyond Fibreboard's own share will be allowable in the tort system.  Judgments may be collected only as provided in this Trust Distribution Process.

                 Similar claims-handling procedures (described in Section H below) apply to certain Third Party Claims including those of Defendant

Class Members who succeed to Class Member Claims.

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                 Class Member Claims and Third Party Claims will be eligible for payment once they are Liquidated, whether by settlement, arbitration, or judgment.  Judgments or claims settled after exit to the tort system will normally be paid out over a five-year period, while claims resolved without resort to the tort system will normally be paid over a three-year period.

Total payments from the Trust in each year for Trust Expenses, Class Member

Claims and Third Party Claims are limited to the amounts set forth in

Section E.  While the Trust is expected to be able to pay all claims as

Liquidated yearly, if amounts available are insufficient to make all payments due on Liquidated claims in any year, claims for Mesothelioma and

Lung Cancer will be paid first, then Other Cancer and ALD-1 claims, then

ALD-2 claims, and then Residual Claims, whether any such claims have been

Liquidated by settlement, arbitration or judgment.  Within each of those categories, claims will be paid in the order of the date on which a release is received by the Trust (for settled claims), an arbitration ruling is rendered (for claims resolved through arbitration) or a judgment becomes final (for claims resolved in the tort system).  Class Member Claims and

Third Party Claims which cannot be paid because the amount available for that year is insufficient to make all payments due on such claims will be deferred for payment (FIFO within their payment categories) until the following year.

B.       The Claim Procedure.

         1.      Submitting a Claim.  Other than Interim Claims submitted

pursuant to Article 7 of the Global Settlement Agreement, commencing on

February 14, 1994, any Beneficiary may submit a claim to the Trust.  To do so, the Beneficiary shall provide to the Trust, on forms approved by the


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Trustees and the SCB, a proof of claim including at least the following information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status and number and age of dependents, spouse's name and social security number,

occupation, smoking history, year of first exposure to any asbestos or asbestos-containing products, identification and source of identification of asbestos-containing products manufactured or supplied by Fibreboard to which the Exposed Person was exposed, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos, the years of such exposures including specific descriptive comments concerning the duration and intensity of such exposure, the status of related workers compensation or civil litigation regarding asbestos exposure, and the Scheduled Disease, if any, for which the Beneficiary believes the claim qualifies or a statement of the disease or injury the Beneficiary asserts he or she has if he or she does not believe he or she qualifies for a Scheduled Disease.  In addition,

the Beneficiary shall provide the Trust with a Medical Report, a PFT Report and a B-reader Report, and, in Malignancy Claims, a pathology report (where available).

         2.      Expedited Review Option.  The Trust may establish a process for expedited review of ALD-2 claims by persons desiring an accelerated settlement of their claim at a fixed amount ("Expedited Review Claims").

A Beneficiary seeking such expedited review shall submit an abbreviated proof of claim for expedited review by the Trust.  The abbreviated proof of claim shall provide the following information concerning the Exposed Person:

name, address, social security number, date of birth, date of death (if applicable), marital status, spouse's name and social security number,

occupation, the Scheduled Disease for which the Beneficiary believes the

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claim qualifies, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos and such information requested by the

Trust that adequately demonstrates exposure to asbestos or

asbestos-containing products and to Fibreboard asbestos or

asbestos-containing products.  In addition, the Beneficiary shall supply the

Trust with a Medical Report.  The Trust will expeditiously review the abbreviated proof of claim and may, but is not required to, offer to settle such Expedited Review Claims for a single fixed cash payment of an amount and on a time schedule established from time to time by the Trust.  If the

Trust determines not to offer to settle an Expedited Review Claim, the

Beneficiary may submit a proof of claim as set forth in Section B.1.

                 The Trust may establish additional categories of Expedited

Review Claims with differing fixed cash payments and differing information requirements.  In addition, the Trust may eliminate or suspend the Expedited

Review Claim option for one or more categories of Class Member Claims if it determines that such option is encouraging the filing of claims that would not otherwise be eligible for payment under these procedures or is using a disproportionate share of the Trust's assets.

         3.      Ordering of Claims for Processing.  Claims shall be ordered for processing by the Trust in the manner described in this Section.  As a general practice, the Trust shall review its claims files on a regular basis and notify all Beneficiaries whose claims are likely to be processed in the near future.  A Beneficiary's position in the FIFO queue for processing will be determined by the date of receipt by the Trust of a properly completed

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proof of claim form, and among claims received the same day, by the date of diagnosis of the disease on which the claim is based.  Where the Beneficiary has filed an incomplete proof of claim, the Trust shall notify the

Beneficiary of the need for additional information and shall not process the claim until the file is complete.  A Beneficiary shall not receive a position in the FIFO processing queue until his or her proof of claim is properly completed.

         4.      Initial Evaluation of Claims.  As a proof of claim is

reached in the FIFO queue, the Trust shall evaluate it to determine whether the claim qualifies as one of the five Scheduled Diseases.  A Beneficiary's right to assert a valid claim for an asbestos-related injury or disease is in no way prejudiced by failure of his or her asbestos-related injury or disease to qualify as one of the Scheduled Diseases.  If a Scheduled Disease

is determined to exist, the Trust shall evaluate the Beneficiary's claim using factors relevant to the resolution of asbestos claims for that

Scheduled Disease by settlement or trial, including the factors set forth in

Schedule A hereto.  If the Trust concludes that the Beneficiary's injury or disease does not meet the criteria for a Scheduled Disease, it shall determine whether the Beneficiary nonetheless asserts a meritorious claim for an asbestos-related injury or disease and shall evaluate the claim using factors relevant to the resolution of similar claims by settlement or trial.

If the Trust accepts for disposition a claim with respect to a disease which is not a Scheduled Disease, the Trust shall place it in a Schedule Category based on which Scheduled Disease it most closely resembles.

                 In addition to the medical evidence which Beneficiaries are required to submit with the initial proof of claim or submit as part of any supplemental information provided to the Trust, the Trust may require that

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additional kinds of medical evidence be provided.  The Trust may obtain additional medical evidence which it believes necessary to evaluate any claim.

                 Once its evaluation is completed, the Trust shall make a

written good faith offer of settlement based upon such evaluation or advise the Beneficiary of the reasons for rejecting the claim.  Such responses shall be sent to the Beneficiary's counsel or representative, if any, or to the Beneficiary.  The claim shall not be processed further until the Trust receives a response from the Beneficiary.  The Beneficiary and the Trust shall then negotiate in good faith toward a resolution of the claim.  Once the Trust receives confirmation of resolution of the claim, it shall forward an appropriate form of release approved by the Trust to the Beneficiary's counsel or representative, or to the Beneficiary.  The claim's eligibility for payment under Section F shall be based on the date the executed release with respect to a resolved claim is received by the Trust.

         5.      Further Claims Processing.  If the Beneficiary rejects the

Trust's initial offer, he or she may elect to negotiate further with the

Trust and may submit additional information to the Trust in support of the claim.  Alternatively, he or she may proceed to mediation as set forth below.  The Trust shall evaluate claims based on the medical evidence submitted to the Trust as part of the Beneficiary's proof of claim.  A

Beneficiary may, but need not, supplement this information from time to time with additional medical evidence.  If he or she does so, the Beneficiary's legal representative or, if he or she has no legal representative, the Bene-

ficiary shall submit an affidavit or declaration under penalty of perjury,

in a form acceptable to the Trust, stating that he or she has submitted to

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the Trust all medical reports relating to any alleged asbestos-related condition other than those subject to attorney work product privilege.  If the Beneficiary submits supplemental information to the Trust, the Trust shall reevaluate the claim and either make a written good faith settlement offer or reject the claim.  The Beneficiary shall then reject or accept any offer based on reevaluation using the procedures outlined above for rejection or acceptance of the Trust's initial offer.  If the Beneficiary rejects such offer, he or she may elect to negotiate further with the Trust or shall proceed to mediation.

         6.      Second (Malignant) Injury Claims.  The Trust shall offer to settle Non-Malignancy Claims on two alternative bases:  1) in exchange for a general release; or 2) in exchange for a limited release covering all asbestos-related personal injury claims other than subsequent Malignancy

Claims.  The Trust's settlement offer for a limited release shall be the amount of its offer for the general release minus the lesser of:  1) half of its settlement offer for the general release; and 2) $1,750.  If a

Beneficiary accepts the Trust's offer of a limited release, the Trust shall account for the monetary difference between its settlement offer for the general release and its settlement offer for the limited release in a separate account.  A Second Injury Claim shall be ordered in the FIFO queue for processing based upon the date of receipt by the Trust of the Second

Injury Claim, and shall be treated as a new claim under this Trust

Distribution Process.

         7.      Audit Procedures.  In all cases, the Trust may require that medical x-rays, tests, laboratory examinations and other medical evidence comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.  The Trust

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may develop methods for auditing the reliability of all data submitted in support of claims, including product identification and medical evidence,

and may require independent interpretation of CT scans, X-rays, pathology specimens or other physical evidence.  If its audits show an unacceptable level of reliability for evidence submitted from specific individuals or institutions, the Trust may refuse to accept evidence from them.  In addition, the Trust may develop methods for auditing other types of evidence necessary to support a claim.

         8.      Exigent Health and Extreme Hardship Claims.

Notwithstanding the FIFO order processing rules described in Sections B.2 through B.4, the Trust may process and Liquidate Extreme Hardship Claims and

Exigent Health Claims at any time.

                 The Trust shall establish procedures to expedite its

processing, evaluation and negotiation of Exigent Health Claims and Extreme

Hardship Claims as well as the ADR procedures the Beneficiary asserting such a claim shall be required to follow under Section C.  Such expedited procedures shall be designed to allow all Exigent Health Claims to be

Liquidated within six months of presentation of a properly completed proof of claim to the Trust, and to ensure, to the maximum extent practicable,

that in jurisdictions in which Beneficiaries can obtain accelerated trial dates for Exigent Health Claims, the Trust's negotiation process and the ADR procedures can be completed before a trial of an Exigent Health claimant's case against Defendant Class Members.

                 If the Trust determines, in its sole discretion, that a

Beneficiary asserting an Extreme Hardship Claim needs greater financial assistance than would be afforded by the payout scheme set forth in

Section F.3, the Trust may accelerate payment to the Beneficiary of part or

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all of the amount for which that claim has been Liquidated as the Trust deems appropriate.  Payments with respect to Exigent Health Claims shall be made only in accordance with the payout scheme set forth in Section F.3.

         9.      Withdrawal of Claims.  If the Beneficiary does not respond to the Trust's offer on initial evaluation or reevaluation within 30 days,

the Trust's offer and the claim shall be deemed to be withdrawn without prejudice unless the Beneficiary has requested in writing one or more extensions of time, not to exceed six months in the aggregate, within which to respond to the offer.  If the Beneficiary still has not responded to the

Trust's offer at the end of the extension period, the Trust's offer and the claim shall then be deemed to be withdrawn without prejudice.  A Beneficiary may also elect to withdraw a claim at any time without prejudice.  A claim that is withdrawn or deemed to have been withdrawn may be resubmitted at any time, and shall be reordered in the FIFO queue for processing based on the date of receipt by the Trust of a properly completed proof of claim with respect to the refiled claim.

C.       ADR Procedures.

         1.      Mediation.  If the Beneficiary chooses not to submit

supplemental information or rejects the Trust's offer based on its evaluation of such supplemental information and elects not to negotiate further with the Trust, the Beneficiary's claim shall be referred to mediation.  The Trust shall establish and maintain a list of Qualified

Mediators, compensated by the Trust.  The Trust shall refer claims to

Qualified Mediators from the list in rotation as soon as practicable after being notified by the claimant that he wishes to proceed to mediation.

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                 Claims shall be handled by each mediator in the order

received by him or her, to the extent practicable.  Any party may be represented by legal counsel.  The mediator shall confer with the parties and/or their legal representatives, individually and jointly.  Such conference may be in person or by telephone, at the claimant's election.

The Beneficiary and a representative of the Trust with settlement authority must personally participate in the conference unless, in the judgment of the mediator, the Beneficiary's physical or psychological condition precludes such participation.  Such conference shall be in the nature of a settlement conference.  The mediator shall review the claim and the positions of the parties, the prior negotiations between the parties, the offer(s) and demand(s), such information as the parties may wish to submit as to a fair and equitable settlement, and all documents and medical reports relevant to the claim.  At least five days prior to the mediation conference,

Beneficiary and the Trust shall each submit to the mediator a concise,

confidential statement outlining the Beneficiary's medical condition,

exposure to Fibreboard products and each party's position on settlement value.  The mediator shall work with both sides toward reaching an acceptable, reasonable settlement.  The mediator does not have the authority to impose a settlement on the parties.

         2.      Arbitration.  If the Beneficiary is unable to settle his or her claim with the Trust within 30 days of the mediation conference, the

Beneficiary shall, if he or she wishes to pursue the claim, proceed to arbitration of the claim.  The arbitration shall be commenced by a written demand for arbitration by the Beneficiary served on the Trust within 45 days of the mediation conference.  Such arbitration shall be binding or

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nonbinding at the election of the Beneficiary, which election must be made in the Beneficiary's written demand for arbitration.  The Trust and the

Beneficiary shall bear their own fees and costs, except that the Trust shall pay the administrative fees and costs of conducting the arbitration unless the arbitrator in his or her sole discretion assesses such administrative fees and costs against any Beneficiary for delaying or abusing the arbitration procedures.

                 The Trust shall maintain a list of Qualified Arbitrators.

Arbitrations shall be conducted by a single Qualified Arbitrator.  The

Beneficiary and the Trust shall attempt to agree on a Qualified Arbitrator who will preferably, but not necessarily, be selected from the list maintained by the Trust.  If the parties cannot agree on a Qualified

Arbitrator, a Qualified Arbitrator shall be selected pursuant to the procedures of an independent arbitration facility to be selected by the

Trust or by such other procedures as may be adopted by the Trust.  The parties shall provide the Qualified Arbitrator and each other with copies of all relevant materials concerning the claim and any supplementary information they wish the Qualified Arbitrator to consider not less than 30 days prior to the date of the arbitration hearing.  The Qualified Arbitrator may require the parties to submit such additional information as he or she deems necessary.  The Qualified Arbitrator shall conduct a hearing on the claim at which testimony may be offered, unless both parties agree to waive such hearing.  In nonbinding arbitrations, the Beneficiary must attend the hearing in person, unless in the judgment of the Qualified Arbitrator his or her physical or psychological condition makes such attendance impossible.

The Qualified Arbitrator shall issue an award promptly but in no event later

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than 120 days from the date on which he or she receives the last submission of information from either of the parties relevant to the claim, unless the parties agree to extend such time.  The Award shall be based on the same factors used by the Trust in evaluating claims.

                 If the Beneficiary elected binding arbitration at the time of the demand, neither party shall have the right to appeal the award other than on grounds set forth in the Federal Arbitration Act.  If the

Beneficiary elected nonbinding arbitration at the time of the demand, the award shall become final and binding if the Beneficiary does not reject the award by so notifying the Trust in writing within 30 days after receipt of the award.  If the Beneficiary does not reject the award as provided above,

he or she shall be deemed to have accepted it.  If the Beneficiary rejects the award, the award shall not be binding on either party and the

Beneficiary may proceed to the tort system under the procedures set forth below.

         3.      Location for ADR Procedures.  The Trust shall establish

procedures to conduct mediations and arbitrations at scheduled intervals at such locations around the United States as the Trust determines will be convenient to the largest numbers of claimants and will not impose undue burden on the Trust.

D.       Litigation.

                 A Beneficiary may not proceed to litigate his or her claim against the Trust in the tort system unless he or she has in good faith:

(1) submitted a proof of claim and rejected the resulting settlement offer from the Trust; (2) participated in a mediation conference and failed to settle his or her claim; (3) participated in nonbinding arbitration and

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rejected the resulting arbitration award; and (4) participated in a mandatory settlement conference as described below.  The following procedures shall govern any Beneficiary who elects to litigate in the tort system his or her claim against the Trust.

         1.      Mandatory Settlement Conference.  Before any Beneficiary

may proceed to the tort system, the Beneficiary must request the Court to conduct a mandatory settlement conference with respect to the claim.  This mandatory settlement conference may be conducted by the Court, or by another judge or a neutral special master designated by the Court, or, if both the

Beneficiary and the Trust agree, by a mutually selected, neutral third party other than the Court (the "Settlement Conference Designee").  The settlement conference may be conducted by telephone unless the Court or the Settlement

Conference Designee determines, on application by the Trust or the

Beneficiary, that the conference should be conducted in person.  If the

Court or the Settlement Conference Designee so determines, the settlement conference must be attended in person by the Beneficiary, unless in the judgment of the Court or the Settlement Conference Designee his or her

physical or psychological condition makes such attendance impossible, and by a representative of the Trust with settlement authority at such location as the Court or the Settlement Conference Designee shall determine.  If no settlement is reached within 30 days of the mandatory settlement conference,

the Beneficiary and the Trust shall submit to each other on that date a written settlement offer that will remain in effect for an additional 30 days.  If neither party accepts the other party's settlement offer during this period, then the Beneficiary may, upon certification from the Court or the Settlement Conference Designee that the Beneficiary has completed the

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settlement conference process and otherwise has complied with the requirements of the preceding paragraph of this Section D, commence a lawsuit against the Trust in the tort system or elect binding arbitration.

         2.      Procedural Rules.

                 a.       Any Beneficiary who elects binding arbitration

following the mandatory settlement conference shall follow the procedures set forth in Section C.2 above.  Payment of any resulting award shall,

however, be governed by Section F of this Trust Distribution Process.

                 b.       Any Beneficiary who elects to resolve a claim

through the tort system may pursue the claim in any appropriate forum,

subject to the procedures set forth herein.  Payment of any resulting judgment shall, however, be governed by Section F of this Trust Distribution

Process.

                 c.       The Trust may assert any and all defenses

available to it or which would have been available to any Trustor against which the claim could have been asserted absent Global Approval Judgment with respect to Beneficiaries who elect to resolve their claims through the tort system.

                 d.       In no event shall a Beneficiary be permitted to

seek or recover from the Trust in a lawsuit in the tort system any punitive or exemplary damages of any sort.  Nor may any claimant seek or recover compensatory damages in excess of Fibreboard's actual share of responsibility or for the actual percentage risk of contracting cancer.

Finally, no Beneficiary may seek or recover pre-judgment interest in a suit in the tort system.  Any other damages available under the applicable law

shall remain recoverable except as provided in Section D.2.e below.

                 e.       In no event shall the Trust or any other Person be

required to post a bond to stay collection of a judgment in the tort system.

Judgments shall be paid by the Trust in the order set forth in Section F below, and no Beneficiary shall be permitted to take any steps to collect a judgment from the Trust except as set forth in this Trust Distribution

Process.  The Trust shall not be responsible to pay post-judgment interest;

in lieu thereof, the procedures set forth in the last sentence of Section

F.1 shall apply.

                 f.       (i) The death of a Beneficiary after he or she has

filed a proof of claim with the Trust shall not eliminate compensable elements of his or her claim accruing prior to the date of death, by, for example, eliminating any claim for damages for pain and suffering occurring prior to the date of death or by creating an offset to a lost earnings award for personal consumption occurring prior to the date of death,

notwithstanding applicable state law to the contrary.  (ii) However, such compensable elements may not be recovered after exit to the tort system unless the Beneficiary shows that he or she could have recovered such damages absent compliance with the requirements of the Trust Distribution

Process.

                 g.       At trial the defendant shall be the Trust and the

Trust and Beneficiary shall jointly request that the Trust be introduced to the trier of fact (judge or jury as the case may be) in the following fashion or in another substantially similar fashion as the trial court may direct, in addition to any other evidence permitted by the Court about the

Trust's identity, goals and operations:



                          Members of the jury, this is an action for
                 damages for [personal injury/wrongful death] brought by plaintiff[s] against [various defen-dants, including] the Fibreboard Asbestos
                 Compensation Trust.

                          The Fibreboard Asbestos Compensation Trust
                 was created by Order of a United States District Court to provide fair and equitable treatment for persons with asbestos injury for which Fibreboard Corporation might bear legal liability. The Trust has a fixed amount of money with which to compensate all persons with an asbestos injury to whom Fibreboard is found to be legally liable.
                 This sum of money must cover all victims, past and future. Under no circumstances may you award any sum designed or intended to punish or make an example of Fibreboard or the Trust.

                          If you should find that Fibreboard or
                 products manufactured by Fibreboard were a legal cause of injury to plaintiff[s], any payment of damages awarded with respect to Fibreboard's products will be made by the Trust, not by Fibreboard itself. The fact that a trust exists is in no way an indication that you should impose any liability on the Trust. No sum you might award will be paid by either Fibreboard or by insurance; any award will be paid only by the Trust.

                 h.       Any Beneficiary who elects to resolve a claim

through the tort system shall provide the Trust (without cost to the Trust)

with copies of all pleadings, discovery materials, evaluations, and other similar nonprivileged documentation requested by the Trust in connection with its defense of the claim in the tort system, so that the Trust may efficiently and economically prepare for trial.

E.       Funds for Payment of Claims.

                 As set forth in the Trust Agreement, the Trust shall

administer three funds, for payment of Trust Expenses, Class Member Claims and Third Party Claims, to be known as "Fund I," "Fund II," and "Fund III."

Fund I is primarily intended to pay expenses of, and claims against, the

Trust during the first 25 years after Global Approval Judgment.  Fund II is

primarily intended to pay expenses of, and claims against, the Trust commencing 26 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 21 years after Global Approval

Judgment, if Fund I is insufficient for that purpose.  Fund III is primarily intended to pay any expenses and claims not paid from Fund I or Fund II,

commencing 46 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 41 years after Global Approval

Judgment if Fund II is exhausted prior to 46 years after Global Approval

Judgment.

                 In order to assure that, to the maximum extent feasible,

Trust resources are preserved and fairly allocated among all Beneficiaries

(i.e., those who will have claims in the future as well as those who have claims now) Appendix 1 describes in detail how Trust surpluses realized in any Fiscal Year are to be preserved and limits amounts that can be spent in any Fiscal Year to pay claims from Funds I, II or III.  In general,

Appendix 1 specifies that payments for Trust Expenses, Class Member Claims and Third Party Claims may not exceed annual earnings on the assets within the relevant Fund plus a portion of the remaining principal (calculated by allocating remaining Fund principal equally over the years remaining in the

Fund then in use).  If any Surplus remains after payment of all Trust

Expenses, Class Member Claims and Third Party Claims and certain indemnity expenses for a Fiscal Year (and after restoration of any increases in

Principal Amount used in prior years as described below), such Surplus will either increase the Reserve Account or build Trust principal.  This Reserve

Account will be used to pay expenses or claims for any later year before

Trustees may access any Increased Principal Amount to be used in that year.


If, however, in any of the Fiscal Years 3 through 12 or 16 through 20 after

Global Approval Judgment, the Earnings Amount and Principal Amount together with the funds contained in the Reserve Account in excess of $10,000,000 are not sufficient to pay Trust Expenses and to make all payments with respect to Class Member Claims or Third Party Claims for the first two Schedule

Categories that are due or all payments with respect to Class Member Claims or Third Party Claims for the third Schedule Category that were due and unpaid on four consecutive prior Distribution Dates, the Trust may increase the usable portion of the Fund principal by up to 25% for any of Fiscal

Years 3 through 12 after Global Approval Judgment or 12.5% for any of Fiscal

Years 16 through 20 after Global Approval Judgment.


         1.      Fund I.

                 a.       Commencement of Payments.  The Trust shall not pay

any Class Member Claim or Third Party Claim (other than Extreme Hardship

Claims and Expedited Review Claims) from Fund I until the Distribution Date first occurring after the end of the first Fiscal Year after Global Approval

Judgment.

                 b.       Distributable Amount.  Total payments for Trust

Expenses, Class Member Claims and Third Party Claims made from Fund I for any Fiscal Year (i.e., payments for Trust Expenses, Extreme Hardship Claims and Expedited Review Claims made during that Fiscal Year, together with payments for Class Member Claims and Third Party Claims for that Fiscal Year made on the Distribution Date immediately following that Fiscal Year) (other than any payments made from the Reserve Account) shall not exceed the

Distributable Amount for that Fiscal Year.  For the first Fiscal Year after

Global Approval Judgment the Earnings Amount for Fund I shall be calculated from the date of Global Approval Judgment.

                 c.       Distribution of Remaining Balance.  The transfer

from Fund I to Fund II of any remaining balance in Fund I shall occur on the earlier of (i) the day after the Distribution Date for the twenty-fifth

Fiscal Year after Global Approval Judgment, or (ii) the day before the

Distribution Date for the first Fiscal Year occurring after the twentieth

Fiscal Year after Global Approval Judgment in which the maximum possible

Distributable Amount is less than the Earnings Amount and the Principal

Amount that were in effect for Fund I for the twentieth Fiscal Year after

Global Approval Judgment, the Trust shall transfer such remaining balance and the remaining balance of the Reserve Account to Fund II, at which time payments out of Fund II shall commence as provided in Section E.2.

         2.      Fund II.

                 a.       Commencement of Payments.  No payments shall be

made from Fund II until the Distribution Date for the twenty-first Fiscal

Year after Global Approval Judgment.  If at that time Fund I still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no

payments shall be made from Fund II until the earlier of:  (1) the day after the Distribution Date for the twenty-fifth Fiscal Year after Global Approval

Judgment; or (2) the Fiscal Year in which the Distribution Date referred to in Section E.1.c.(ii) occurs.




                 b.       Distributable Amount.  The total amount of

payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund II for any Fiscal Year is limited to the Distributable Amount for that Fiscal Year.

                 c.       Distribution of Remaining Balance.  The transfer

from Fund II to Fund III of any remaining balance in Fund II shall occur on

(i) the day after the Distribution Date for the twentieth Fiscal Year after the transfer of the balance in Fund I to Fund II pursuant to Section E.1.c,

or (ii) such later date as the Trustees determine would be in the best interests of all Beneficiaries, both present and future (but in no event later than the day after the Distribution Date for the forty-fifth Fiscal

Year after Global Approval Judgment); at which time payments out of Fund III shall commence as provided in Section E.3.

         3.      Fund III.

                 a.       Commencement of Payments.  No payments shall be

made from Fund III until the Distribution Date for the forty-first Fiscal

Year after Global Approval Judgment.  If at that time Fund II still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims,

no payments shall be made from Fund III until the date Fund II is exhausted or the balance of Fund II has been transferred into Fund III pursuant to

Section E.2.c.

                 b.       Distributable Amount. The total amount of payments

for Trust Expenses, Class Member Claims and Third Party Claims made from

Fund III for any Fiscal Year is limited to the Distributable Amount for that

Fiscal Year.


                 c.       Distribution of Remaining Balance.  If there is a

remaining balance in Fund III on the day after the Distribution Date for the sixty-first Fiscal Year after Global Approval Judgment, and there are then,

or are anticipated by the Trustees to be in the future, any Trust Expenses,

Class Member Claims, Third Party Claims and other obligations of the Trust which have not yet been liquidated and/or fully paid, the Trust shall use the remaining balance of Fund III to pay such Trust Expenses, Class Member

Claims, Third Party Claims and other obligations of the Trust.  Upon the occurrence of the Termination Date, the Trust shall apply any remaining balance of Fund III to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine,

which charitable purposes, if practicable, shall be related to occupational health.

         4.      Determination of Distributable Amount for Each Fund.

Within 90 days following the end of each Fiscal Year after Global Approval

Judgment, the Trust shall determine the Distributable Amount for such Fiscal

Year, which Distributable Amount (after payment of Trust Expenses, Extreme

Hardship Claims and Expedited Review Claims for such Fiscal Year) shall be distributed to pay Class Member Claims and Third Party Claims, in the order set forth in Section F.2, on a date, no later than 120 days following the end of each such Fiscal Year, chosen by the Trust (the "Distribution Date").

F.       Order, Timing and Limitations on Payments of Claims.

         1.      Eligibility for Payment.  All Class Member Claims and Third

Party Claims become eligible to begin receiving payments from the Trust on the Distribution Date immediately following the Fiscal Year in which such


Class Member Claims or Third Party Claims are Liquidated, provided that in the case of settled Class Member Claims the Trust has received the release required by Section B.4.  Judgments obtained in the tort system shall be eligible for payment in the same order as Claims Liquidated by settlement or arbitration, except as provided in Section F.3.b, and shall be treated as having been Liquidated on the date the claimant obtains a final,

nonappealable judgment, except that upon an unsuccessful appeal by the

Trust, the date of Liquidation shall be the date of the trial court judgment.

         2.      Order of Payment.  On each Distribution Date, the Trust

shall make payments on Liquidated Class Member Claims and Third Party Claims

in the following order:  (1) claims for Mesothelioma and Lung Cancer;

(2) claims for Other Cancer and Asbestos Lung Disease I; (3) the first payment on claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates, (4) the second payment on claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (5) the third payment for claims on Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (6) any other payments on claims for Asbestos Lung Disease II; and (7) Residual Claims.  While it is

anticipated that the Trust will be able to pay all Liquidated Class Member

Claims and Third Party Claims on each Distribution Date, all payments due on

Liquidated claims for Mesothelioma and Lung Cancer must be made before any payments due on Liquidated claims for Asbestos Lung Disease I and Other

Cancer may be made, all payments due on Liquidated claims for Asbestos Lung


Disease I and Other Cancer must be made before any payments due on

Liquidated claims for Asbestos Lung Disease II may be made, the first payment on Liquidated claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung

Disease II may be made, the second payment on Liquidated claims for Asbestos

Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II may be made, the third payment on Liquidated claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution

Dates must be made before any other payments for other Liquidated claims for

Asbestos Lung Disease II and all other payments due on Liquidated claims for

Asbestos Lung Disease II must be made before any payments due on Liquidated

Residual Claims may be made.  Within each of the seven categories, payments due on Class Member Claims and Third Party Claims shall be made in FIFO order based on when the Class Member Claims and Third Party Claims were

Liquidated, whether by settlement, arbitration or judgment, except that settled Class Member Claims shall be ordered within each such category according to when the release required by Section B.4 is received by the

Trust.  Other than by virtue of subrogation to a Class Member Claim pursuant to Section H.5.a, no contribution claim brought by a Defendant Class Member shall be paid inasmuch as resolution of a Class Member Claim against the

Trust gives rise to a right of set-off or reduction under Section H.1.a of

the Trust Distribution Process sufficient to satisfy, and bar the assertion of, any such contribution claim against the Trust.

         3.      Terms of Payment.

                 a.       Claims Resolved Outside the Tort System.  Class

Member Claims resolved without filing an action against the Trust in the tort system and all Third Party Claims shall be eligible for payment over a three-year period, 40% due on the Distribution Date immediately following the Fiscal Year in which such claim was Liquidated and 30% due on each of the next two Distribution Dates, except for Expedited Review Claims paid pursuant to Section B.2 and Extreme Hardship Claims paid pursuant to

Section B.8 of this Trust Distribution Process.

                 b.       Claims Resolved in the Tort System.

                          (i)     Class Member Claims resolved after the

filing of an action against the Trust in the tort system shall be eligible for payment on the following schedule.  On the Distribution Date following the Fiscal Year in which such a claim was Liquidated, the Beneficiary shall be eligible to receive the lesser of:  (1) 100% of the last settlement offer made by the Trust before the Beneficiary filed an action against the Trust in the tort system, or 100% of the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, whichever is greater; and (2) 40% of the amount of the judgment or settlement after the action was filed.  The remaining balance of the judgment or settlement shall be eligible for payment on the Distribution Dates following the next four Fiscal Years in equal installments so long as each such installment does not exceed $50,000.

In the event that each such installment would exceed $50,000, the


Beneficiary shall be eligible to receive $50,000 per year until the Class

Member Claim is fully paid.  In the event that any resulting judgment is less than the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, the Trust shall be entitled to recover as a cost of litigation and deduct from the judgment its cost of mediation and arbitration pursuant to the procedures set forth in Section C.

                          (ii)    Notwithstanding the foregoing, in order to

prevent evasion or abuse of the ADR provisions of this Trust Distribution

Process, to conserve the assets of the Trust for the benefit of all

Beneficiaries, and to manage prudently the cash flow of the Trust in a manner consistent with Section E of this Trust Distribution Process, the

Trustees shall have the discretion, in any instance in which the

Beneficiaries' judgments against the Trust result from a trial of the claims of more than 15 such Beneficiaries, to pay such judgments in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and of all

Beneficiaries.

         4.      Deferral of Payments.  All Class Member Claims or Third

Party Claims eligible for a payment on a Distribution Date which do not receive that payment on that Date because the Distributable Amount for the

Fiscal Year has been exhausted shall have that payment deferred until the following Distribution Date.  Any payment obligation so deferred shall retain its position in the FIFO queue as set forth in Section F.2 and shall be accorded priority as set forth in Section F.2.  Deferrals may continue from year to year until the Distributable Amount is sufficient to make the payments due on deferred obligations.



         5.      Limitation on Payment of Claims.  Aggregate payments on

account of Class Member Claims and Third Party Claims arising from any one individual's exposure to asbestos shall not total more than $500,000,

whether the Class Member Claim or Third Party Claim is Liquidated through settlement, mediation, arbitration or in the tort system.  Any individual with asbestos-related disease shall be deemed to be a separate exposure for purposes of this section.

G.       All Claims Resolved Pursuant to the Trust Distribution Process.

                 In order to conserve the assets of the Trust, all Claimants are enjoined from filing future litigation based on or arising out of a

Class Member Claim or Third Party Claim against the Fibreboard, Continental or Pacific Releasees.  Any such claim may only be pursued against the Trust as provided in this Trust Distribution Process.

H.       Defendant Class Member Procedures.

                 Pursuant to the Defendant Class Settlement Agreement, and

except as otherwise provided herein, (a) Defendant Class Members are releasing Third Party Claims against the Trust, Fibreboard Releasees,

Continental Releasees and Pacific Releasees (except that nothing in this

Trust Distribution Process or the Defendant Class Settlement Agreement shall be read as releasing, or be deemed to release, any claims whatsoever

Defendant Class Members may have against the Continental Releasees and

Pacific Releasees other than those arising out of, or in any way predicated upon obligations created by, the Insurance Policies); (b) Fibreboard

Corporation and the Trust are releasing contribution and indemnity claims arising out of Class Member Claims; and (c) the Continental Releasees and

Pacific Releasees are releasing any claims (except for reinsurance claims)

arising out of Class Member Claims they may have against Defendant Class

Members; provided, however, that Defendant Class Members shall have rights against the Trust and the Trust shall succeed to Fibreboard's rights against

Defendant Class Members to the extent provided for under this Trust

Distribution Process.  Without enlarging any substantive rights accorded them by this Trust Distribution Process, Defendant Class Members shall have such procedural rights (relating to procedural issues not expressly dealt with by this Trust Distribution Process) reasonably necessary to pursue or defend rights accorded them by this Trust Distribution Process.  Class

Member Claims against the Trust to which Defendant Class Members succeed shall be governed by this Section H of the Trust Distribution Process.

Settlement Class Members, Fibreboard Corporation, Continental, Pacific and

the Trust are bound by the terms of this Section and must abide by the following procedures in connection with suits by Settlement Class Members for asbestos-related injury or disease against Defendant Class Members.

         1.      Claims Liquidated Before Judgment Against Defendant Class

                 Members.

                 a.       Calculation of Set-Off Amount.  If a Settlement

Class Member Liquidates his or her Class Member Claim against the Trust before judgment is rendered in litigation between the Settlement Class

Member and Defendant Class Member(s), the Trust (itself or in Fibreboard

Corporation's stead) shall be deemed, in such ongoing litigation, to be (i)

a settled defendant within the meaning of the law which governs the judgment entered by the trial court (or any underlying verdict) (the "Judgment Forum

Law") and (ii) a legally responsible joint tortfeasor under Judgment Forum


Law, without introduction of further proof.  Any judgment obtained by a

Settlement Class Member against Defendant Class Member(s) shall be reduced or set off to reflect the Settlement Class Member's settlement with the

Trust in the manner (whether pro tanto, pro rata, jury allocation or apportionment or otherwise), and in the amount provided for under Judgment

Forum Law.  Where the dollar amount of the settlement between the Trust and the Settlement Class Member is relevant to the calculation of any such reduction or set off, that dollar amount shall be the total amount agreed to by the Settlement Class Member and the Trust in settlement of the Class

Member Claim, including all sums paid and agreed to be paid, without any reduction to present value for claims paid or to be paid within three years of Liquidation.  For that portion of any claim not to be paid within three years of Liquidation, the amount of reduction or set off will be calculated at present value as of the end of that three year period.  Trust estimates as to the length of time likely to elapse before future payments will be made will be binding on Defendant Class Members and Settlement Class Members

alike.  Where the judgment against the Defendant Class Member(s) resolves only a portion of the Class Member Claim or potential Class Member Claim that the Class Member has settled with the Trust (for example, personal injury as distinct from wrongful death claims), the dollar amount of the settlement between the Trust and the Settlement Class Member used in calculation of any reduction or set off shall reflect any apportionment made by the Trust and the Settlement Class Member reasonably and in good faith with regard to rights of the Defendant Class Members under this Trust

Distribution Process, provided (i) that Defendant Class Members shall retain any rights available to them under Judgment Forum Law to challenge such

apportionment, and (ii) that wherever Judgment Forum Law calls for apportionment of economic and non-economic damages, the value assigned to the Trust's settlement of a Class Member Claim shall be allocated between economic and non-economic damages in the same proportion that the subsequent judgment or underlying verdict against Defendant Class Member(s) allocates such damages, notwithstanding any apportionment set forth in the settlement documents.

                 b.       Status of the Trust at Trial.  The Settlement

Class Member and the Trust shall consent to any procedures required in order to enable the trial court to establish the amount of any judgment reduction or set off in respect of a Trust settlement as if the Trust, itself or in

Fibreboard Corporation's stead, had been a party to the litigation prior to settlement.  Should a trial court require that the Trust or Fibreboard

Corporation be a party in order to establish such amount, no objection shall be made by the Trust or the Settlement Class Member to the filing by

Defendant Class Member(s) of a third-party complaint or to the joinder of the Trust, for itself or in Fibreboard Corporation's stead, as a party for this limited purpose only.  The Trust, if made a party, shall not be required to enter an appearance, be subject to discovery as a party, or be subject to default or other trial court process or procedure.  Under no circumstances shall Fibreboard Corporation or the Insurers be made parties for any purpose.

                 c.       Discovery and Informational Issues.  The Trust

shall comply with the rules of discovery under Judgment Forum Law concerning requests for product exposure and disease information provided by the

Settlement Class Member pertaining to such Class Member Claim.  In response

to a Defendant Class Member request, the Trust and the Settlement Class

Member shall promptly verify, no later than the start of jury selection in the trial of an action by the Settlement Class Member against the Defendant

Class Member, the fact of the settlement; and in accordance with Judgment

Forum Law, also shall provide information regarding the amount and terms of any such settlement of a Class Member Claim.  Without waiver by the Trust or

Settlement Class Members of their rights to object to discovery of such information, neither product exposure nor disease information provided pursuant to this Subsection H.1.c shall be considered inadmissible at trial based on Rule 408 of the Federal Rules of Evidence or any of its state law counterparts.

         2. Claims Not Liquidated When Verdict or Judgment Obtained Against Defendant Class Members.


                 a.       Effect of Verdict or Judgment.  Except as provided

in Section H.2.b and Section H.3, if a Settlement Class Member goes to judgment or verdict against one or more Defendant Class Members without having Liquidated his or her Class Member Claim against the Trust, the

Settlement Class Member forever waives and releases that portion of his or her Class Member Claim against the Trust which would have been determined

(under principles of Judgment Forum Law unaffected by Global Approval

Judgment) by the verdict or judgment had the Trust for itself or in

Fibreboard Corporation's stead been a judgment defendant.

                 b.       Retention of Several Liability Claim.

Notwithstanding any other provision of Section H.2, where (under principles of Judgment Forum Law unaffected by Global Approval Judgment) the Trust's liability to a Settlement Class Member would be several only, or where the


Trust's liability as to a particular category of damages (for example,

non-economic damages) would be several only, a Settlement Class Member shall retain that several-only aspect of his or her claim against the Trust, even if the Settlement Class Member goes to judgment or verdict against a

Defendant Class Member without having Liquidated his or her Class Member

Claim.  However, no aspect of the Class Member Claim to which principles of joint or joint and several liability would apply shall be so retained.

Should the Trust thereafter settle with the Settlement Class Member based only on the Trust's several liability, the release shall state that Third

Party Claims based on joint, or joint and several, liability are not barred by virtue of the several liability settlement and may be pursued in accordance with the provisions of this Trust Distribution Process.

                 c.       Payment of Verdict or Judgment.  Upon payment of a

verdict or judgment returned prior to Liquidation of the underlying Class

Member Claim, the Defendant Class Member(s) shall succeed in all respects to that portion of the Class Member Claim against the Trust which would have been determined (under principles of Judgment Forum Law unaffected by Global

Approval Judgment) by the judgment in the action against the Defendant Class

Member had the Trust for itself or Fibreboard Corporation's stead been a judgment defendant, except to the extent provided in Sections H.2.b and H.5 hereof, and may pursue such Class Member Claim in accordance with this Trust

Distribution Process.  Notwithstanding any contrary provisions of Judgment

Forum Law, a Class Member Claim to which a Defendant Class Member may succeed under this subsection upon payment of a verdict or judgment shall not be lost or extinguished by virtue of a Defendant Class Member's

settlement with a Settlement Class Member reached after a contested trial resulting in verdict, or a verdict or jury or court fact finding as to damages or judgment.

         3.      Tort System Claims Against the Trust.  Should a Settlement

Class Member proceed to litigation against the Trust pursuant to Section D of this Trust Distribution Process, no objection shall be made in such tort system cases by the Trust or the Settlement Class Member to the filing by

Defendant Class Member(s) of a third-party or cross-complaint against the

Trust as successor to Fibreboard Corporation under the Global Approval

Judgment.  Without in any way waiving or limiting the provisions of this

Trust Distribution Process limiting the Trust's liabilities with respect to

Class Member Claims and Third Party Claims when a Class Member Claim proceeds to litigation against the Trust in the tort system pursuant to

Section D, Defendant Class Members shall retain against the Trust whatever rights of contribution and/or indemnification they otherwise would have had against Fibreboard Corporation under Judgment Forum Law and the Trust shall retain whatever Fibreboard Corporation rights of contribution and/or indemnification it would have had against Defendant Class Members under

Judgment Forum Law.  In the event that after a verdict or judgment against a

Defendant Class Member, the Defendant Class Member upon assertion of its rights is determined to have a valid contribution claim or indemnity claim against Fibreboard or the Trust under Judgment Forum Law, the Settlement

Class Member's verdict or judgment against the Defendant Class Member shall be reduced or set off in the amount necessary under Judgment Forum Law to satisfy such Defendant Class Member's claim for contribution or indemnity

against Fibreboard or the Trust.  Nothing in this Section H.3 or in

Section H.2.a shall prevent the Settlement Class Member from liquidating and collection pursuant to other provisions of Section D of this Trust

Distribution Process his or her claim against the Trust based on the verdict or judgment referred to in this Section H.3.

         4. Litigation Between Defendant Class Members and Settlement Class Members.


                 In any litigation between Defendant Class Members and

Settlement Class Members each shall retain their respective rights under

Judgment Forum Law to introduce evidence at trial.

                 Under no circumstances (other than the commencement by the

Trust of formal bankruptcy or insolvency proceedings) shall the Trust (or

Fibreboard Corporation) be treated as a bankrupt or insolvent defendant, nor shall the Trust (or Fibreboard Corporation) be considered, for purposes of litigation between Defendant Class Members and Settlement Class Members only, a Person who cannot be made a party for lack of personal jurisdiction,

or otherwise a party over whom a Settlement Class Member is unable to obtain jurisdiction.

         5.      Pursuit of Third Party Claims.

                 a.       Defendant Class Member to Stand in
                          Settlement Class Members' Stead.


                 In pursuing any Class Member Claim against the Trust to

which a Defendant Class Member has succeeded under subsection H.2.c above,

(i) the Defendant Class Member shall stand in the stead of the Settlement

Class Member in respect of whose Class Member Claim the Defendant Class

Member has succeeded, (ii) such Class Member Claim shall be resolved by


Defendant Class Members under this Trust Distribution Process in the same manner as such Class Member Claim would have been resolved had it been asserted by the Settlement Class Member, and (iii) it shall be evaluated on the same basis as if the Settlement Class Member directly presented his or her Class Member Claim to the Trust, without any enhancement, discount or limitation because it is asserted by a Defendant Class Member.  Defendant

Class Members must present evidence of such Class Member Claims in the same manner as Settlement Class Members; provided, however, that Defendant Class

Members are not required to provide information unavailable to them because such information is solely within the control of the Settlement Class

Member.  In any event, however, Defendant Class Member Claims are to be evaluated by the same standards as Class Member Claims.  For the limited purpose of pursuing Class Member Claims, or otherwise in respect of assertion of other rights specifically granted under this Trust Distribution

Process, Defendant Class Members shall be treated as beneficiaries of the

Trust; provided, however, that under no circumstances shall Section H.6 below apply to Class Member Claims to which Defendant Class Members have succeeded.

                 b.       Resolution of Claims.  Notwithstanding any other

provision of this subsection, Class Member Claims to which Defendant Class

Members have succeeded under Section H.2.c hereof or Residual Claims shall be decided by binding arbitration under Section C.2 of this Trust

Distribution Process, if not settled previously, and may not exit to the tort system.  In such arbitrations and in its negotiations with Defendant

Class Members, the Trust shall not assert any Fibreboard Corporation defenses based on the state of the art, or failure to show negligence or

product defect (whether based upon design, manufacture or failure to warn),

except in those circumstances under which the Trust would also have asserted those defenses against the Settlement Class Member to whose Class Member

Claim the Defendant Class Member has succeeded.  Moreover, the Trust shall not assert failure to show negligence or product defect as a defense where a

Class Member Claim to which the Defendant Class Member has succeeded is brought by a former manufacturer and/or distributor of asbestos-containing high-temperature pipe and block insulation, if the issues of product defect or negligence (as the case may be) covering such pipe and block insulation were fully litigated to an adverse result against that Defendant Class

Member at trial of the underlying asbestos-related personal injury action.

Under no other circumstances shall the results of such trial be given preclusive effect in any such arbitration.  Any arbitration under this subsection shall be confidential, and no statement made, or contention advanced, at such arbitration shall be introduced as evidence or otherwise used against the maker or proponent of such statement or contention in the course of any proceeding other than arbitrations under this Trust

Distribution Process.

                 c.       Processing and Payment of Claims.  Class Member

Claims to which Defendant Class Members have succeeded shall be included in the FIFO queue established pursuant to this Trust Distribution Process.  For purposes of processing, the position of a Class Member Claim to which a

Defendant Class Member has succeeded in the FIFO queue shall be determined by the earlier of (a) the date the Settlement Class Member filed with the

Trust the underlying Class Member Claim or (b) the date on which the


Defendant Class Member paid the Settlement Class Member with respect to the judgment or verdict.  For purposes of payment, a Class Member Claim to which a Defendant Class Member has succeeded will be placed within the appropriate

Schedule Category set forth in Section F.2 and, within such category, in

FIFO order, based on the date on which the Defendant Class Member paid the

Settlement Class Member in respect to the judgment or verdict.  Class Member

Claims to which Defendant Class Members have succeeded, shall be paid under the terms set forth in Section F.3.a.  Prior to receiving payment the

Defendant Class Member shall have provided a release as described in

Section B.4.

                 d.       Multiple Claims or Multiple Third Party Claims.

Where Defendant Class Members succeed to a portion of a Class Member Claim by virtue of payment with respect to any verdict or judgment where a

Beneficiary retains an interest in the several liability aspect of the same

Class Member Claim (regardless of the number of Defendant Class Members who may have succeeded to portions of the Class Member Claim) ("Partial

Claims"), Settlement Class Members and Defendant Class Members shall comply with procedures established by the Trust to ensure that all persons with rights under this Trust Distribution Process in respect of the same Class

Member Claim coordinate their effort so that all such Partial Claims can be processed and Liquidated in a single proceeding, designed to resolve all elements of such claims, whether malignancy or non-malignancy, and all causes of action, whether for personal injury, death, loss of consortium, or otherwise against the Trust; provided, however, that nothing in the foregoing shall prevent the Trust, a Settlement Class Member or a Defendant


Class Member, as the case may be, from electing to give or take a limited,

non-malignancy release under this Trust Distribution Process.  In evaluating

Partial Claims in the course of such a single proceeding, the Trust shall not differentiate among the aspects of such claims based on whether the right to payment is asserted by a Settlement Class Member or Defendant Class

Member.  In those circumstances where different parties (whether Settlement

Class Member and Defendant Class Member(s), or more than one Defendant Class

Member) assert rights under this Trust Distribution Process in respect of the same Class Member Claim, any disputes regarding such Class Member Claim shall be presented in a single arbitration.  Should more than one Defendant

Class Member be entitled to payment from a single settlement or award by the

Trust, the Defendant Class Members shall share such amount in the same proportion that each made payments to the Settlement Class Member.

Notwithstanding the above or any other provision of this Trust Distribution

Process, (i) a Settlement Class Member shall not be entitled to take to the tort system a Class Member Claim if any portion of that claim was resolved as to a Defendant Class Member by settlement or in binding arbitration pursuant to Section H.5.b of this Trust Distribution Process; and (ii)

Settlement Class Members retain all rights to resolve their Partial Claims with the Trust after the verdict or judgment against the Defendant Class

Member and before one or more Defendant Class Member's related Partial

Claim(s) is submitted to the Trust in writing for resolution; provided,

however, that the Settlement Class Member's resolution of his or her Partial

Claim shall not bind any Defendant Class Members or the Trust with respect to any Defendant Class Member's related Partial Claim.  The Trust shall

settle Partial Claims only in accordance with Section H.5.d-g.

                 e.       If a Settlement Class Member resolves his or her

Partial Claim pursuant to Section H.5.d, the Trust or arbitrator will apportion the settlement or award among all elements of the claims that are being resolved (for example, personal injury, wrongful death, loss of consortium, etc.).  Until such time as the Partial Claim of a Defendant

Class Member has been Liquidated and paid or denied, the related Partial

Claim of a Settlement Class Member Liquidated under Section H.5.d(ii) shall only be entitled to payment of

                 (i)      that portion of the Settlement Class Member's

Partial Claim allocated to resolved claims which were not included in the verdict or judgment against the Defendant Class Member, plus

                 (ii)     $500,000 minus the amount in (i) above, multiplied

by the ratio of (x) the several liability portion of the verdict or judgment against the Defendant Class Member to (y) the total underlying verdict or judgment against the Defendant Class Member.  Any award of punitive or exemplary damages will be excluded from the verdict or judgment against the

Defendant Class Member when calculating (x) or (y).

                 f.       The provisions of Section H.5.e shall not apply if

the underlying total verdict or judgment in favor of a Settlement Class

Member against one or more Defendant Class Members (excluding any award for punitive or exemplary damages) is $500,000 or less.











                 g.       The provisions of Section H.5.e will cease to

apply if the Partial Claim of a Settlement Class Member plus the related

Partial Claims of all Defendant Class Members are Liquidated for a total of

$500,000 or less.

                 h.       The provisions of Section H.5.e will cease to

apply as to any Partial Claim of a Defendant Class Member which is not submitted to the Trust and served on the Settlement Class Member, or his attorney, if any, within three months of the date on which the underlying judgment against the Defendant Class Member becomes final.

         6.      Cooperation for Court Approvals.  Upon liquidation of his

or her Class Member Claim, each Beneficiary shall cooperate with the Trust in seeking any needed trial court approval under Judgment Forum Law of the settlement.

         7.      No Modification Without Consent.  Neither the terms of this

Section H nor as they apply to Defendant Class Members the provisions of this Trust Distribution Process as to arbitration may be modified without the written concurrence of the Representative Defendant.  Other provisions of the Trust Distribution Process may be modified (after prior notice to the

Representative Defendant) without the concurrence of the Representative

Defendant unless the modification (i) has an adverse effect on Defendant

Class Members and (ii) discriminates against them vis-a-vis Settlement Class

Members, in which case the modification shall require the written concurrence of the Representative Defendant.

I.       Attorneys' Fees.

                 Attorneys' fees payable in connection with Class Member

Claims Liquidated and paid through this Trust Distribution Process, whether as a result of settlement, an arbitration award, or a judgment obtained in

the tort system, and whether or not calculated as a percentage of recovery,

shall be the lower of the fee provided in the contract between the

Beneficiary and counsel and 25%.  Costs related to the prosecution of the claim shall be subtracted from the recovery before calculating the attorney's fee.  Legal fees shall be paid pro rata from the payments due to the Beneficiaries as such payments are made by the Trust.

J.       Amendment.

                 No amendments or waivers of this Trust Distribution Process will be permitted except as set forth in Section 3.1 of the Trust Agreement.




































                              APPENDIX 1 TO THE
                         TRUST DISTRIBUTION PROCESS
                         --------------------------


         1.      Increased Principal Amount.  The Trustees may increase the

Principal Amount for any of the third Fiscal Year through the twelfth Fiscal

Year after Global Approval Judgment or the sixteenth Fiscal Year through the twentieth Fiscal Year after Global Approval Judgment up to the Increased

Principal Amount for that year, if

                 (i)      the Distributable Amount (if not increased as

provided in this sentence) for that Fiscal Year, plus the amount, if any, by which the balance (on the last business day of that Fiscal Year) of the

Reserve Account exceeds $10 million, is insufficient to pay all Trust

Expenses for such Fiscal Year plus all Class Member Claims and Third Party

Claims included in any of the first two Schedule Categories due and payable on the Distribution Date immediately following that Fiscal Year, or any payments with respect to Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to the Distribution Date immediately following that Fiscal Year, and

                 (ii)     the Trustees conclude that increasing the

Principal Amount would be in the best interests of all Beneficiaries, both present and future, and that the sum of the Earnings Amount for Fund I, such amount in the Reserve Account in excess of $10 million and the amount of the

Increased Principal Amount does not exceed the amount required to pay all such Trust Expenses and Class Member Claims and Third Party Claims included in the first two Schedule Categories and any payments with respect to Class

                              - A-1 -

Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to such Distribution Date.

         2.      Reserve Account.  The Reserve Account shall initially be

credited with the full amount transferred to the Trust pursuant to Section

2.3(B) of the Global Settlement Agreement, minus the sum of

                 (a)      $1.340 billion of the starting balance of Fund I,

                 (b)      $200 million, the starting balance of Fund II, and

                 (c)      $10 million, the starting balance of Fund III.

The Reserve Account is part of Fund I.

         The Reserve Account shall be increased on each Distribution Date by

                 (x)      100%, until the balance of the Reserve Account

                          equals $25 million,

                 (y)      50%, after the balance of the Reserve Account

                          equals $25 million and until the balance of the

                          Reserve Account equals the sum of the Principal

                          Amount and Earnings Amount for the prior Fiscal

                          Year, and

                 (z)      0%, after the balance of the Reserve Account

                          equals the sum of the Principal Amount and

                          Earnings Amount for the prior Fiscal Year,

of either

                          (i)     if the Unreimbursed Borrowings as of such

                                  date is zero or a positive number, then

                                  the Surplus as of such date, or



                                   - A-2 -

                          (ii)    if the Unreimbursed Borrowings as of such

                                  date is a negative number, but such

                                  Unreimbursed Borrowings plus the Surplus

                                  as of such date is a positive number, then

                                  such positive number, or

                          (iii)   if Unreimbursed Borrowings as of such date

                                  plus the Surplus as of such date is zero

                                  or a negative number, then zero (so that

                                  this calculation shall not result in a

                                  decrease in the Reserve Account).

                 The Reserve Account shall be used to pay all Trust

Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement (it being understood that such payments pursuant to Section 7.16 shall not be limited by the amounts in the

Reserve Account) for any Fiscal Year in which the Principal Amount and the

Earnings Amount is insufficient for such purpose; provided, that the provisions of this sentence shall not be applied to require the reduction of the balance of the Reserve Account below $10 million.  Notwithstanding the foregoing, during the first Fiscal Year after Global Approval Judgment, the

Trustees shall create and thereafter maintain an appropriate reserve (to be taken out of the amounts otherwise included in the Reserve Account) for required payments in later Fiscal Years for Class Member Claims and Third

Party Claims presented in such first Fiscal Year or before, which reserve shall not be otherwise available for the purposes of the immediately preceding sentence.  The Trustees shall have the discretion to utilize any

                              - A-3 -
and all amounts in the Reserve Account to pay Trust Expenses, Class Member

Claims, Third Party Claims and payments pursuant to Section 7.16 of the

Trust Agreement.














































                                   - A-4 -

                                 SCHEDULE A
                                 ----------


Injury                                     Factor
- ------                                     ------
Mesothelioma                               Fibreboard share
                                           age at diagnosis of mesothelioma
                                           venue and status of litigation
                                           amount of lost income
                                           claimant alive or deceased
                                           number of dependents

Lung Cancer                                Fibreboard share
                                           year of diagnosis
                                           venue and status of litigation
                                           degree of functional impairment
                                           industry of most significant
                                                exposure
                                           amount of lost income
                                           number of dependents
                                           current or former smoker
                                           ILO x-ray reading

Other Cancer                               Fibreboard share
                                           age at diagnosis of cancer
                                           venue and status of litigation
                                           degree of functional impairment
                                           time since first exposure
                                           prior claim of less severe injury
                                           employment status
                                           number of minor dependents

Asbestos Lung
  Disease I                                Fibreboard share
                                           venue and status of litigation
                                           degree of functional impairment
                                           industry of most significant
                                              exposure
                                           disputed claim
                                           claimant alive or deceased
                                           claimant housebound and sedentary
                                           claim for lost wages
                                           ILO x-ray reading

Asbestos Lung
  Disease II                               Fibreboard share
                                           venue and status of litigation
                                           degree of functional impairment
                                           ILO x-ray reading



                                   - B-1 -